SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                     20549


                    ________________________________________

                                    FORM 8-K
                    ________________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: March 19, 1997
                       (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                               0-19066                13-3591193
(State or other jurisdiction of         (Commission            (I.R.S. Employer
incorporation or organization)          File Number)            Identification
                                                                   Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


                     ______________________________________




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Item 5.  Other Events

     Insignia Financial Group, Inc. has completed the amendment to its revolving credit facility, increasing the credit limit to $275 million from $200 million, with an expansion ability to further increase the line to $300 million as the need arises. The amended revolving credit facility involves a syndicate of 14 national and international financial institutions, including two new participants to the syndicate. Insignia currently has $43 million outstanding under this credit facility.

Item 7.  Financial Statement and Exhibits

        (c)     Exhibits

    Exhibit No.
     10.1 Amended and Restated Credit Agreement dated March 19, 1997, by and among Insignia Financial Group, Inc., the Lenders party thereto, and First Union National Bank of South Carolina, Administrative Agent, and Lehman Commercial Paper, Inc., Syndication Agent.

     99.1       Press Release dated March 20, 1997


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INSIGNIA FINANCIAL GROUP, INC.



                                        By:  /s/ John K.Lines
                                        --------------------------------
                                                John K. Lines
                                                General Counsel

Date:  April 2, 1997